UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  March 2, 2011

Alliqua, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

On March 2, 2011, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an investor (the “Investor”) pursuant to which we issued (i) 6,250,000 shares of common stock (the “Investor Shares”) and (ii) a five year warrant to purchase 6,250,000 shares of common stock at an exercise price of $0.17 per share (the “Investor Warrant”), in exchange for aggregate consideration of $1,000,000 (the “Private Placement”). The Investor Warrant is exercisable immediately for cash or by way of a cashless exercise and contains provisions that protect its holder against dilution by adjustment of the exercise price and the number of shares issuable thereunder in certain events such as stock dividends, stock splits and other similar events. In addition, we may accelerate the expiration date of all or a portion of the Investor Warrant in the event (i) a registration statement filed with the United States Securities and Exchange Commission is effective registering the resale of the shares of common stock issuable upon exercise of the Investor Warrant, (ii) the volume weighted average price of our common stock for 15 consecutive trading days (the “Measurement Period”) equals or exceeds $0.50 per share (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) and (iii) gross sales of our common stock on our principal trading market equal or exceed $250,000 on each trading day during the Measurement Period (such right, an “Acceleration Right”).

The Investor Shares and the Investor Warrant were issued to the Investor, an accredited investor, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the United States Securities and Exchange Commission thereunder.

Palladium Capital Advisors, LLC (the “Placement Agent”) served as our placement agent in the Private Placement. As consideration for serving as our placement agent, we issued the Placement Agent (i) 437,500 shares of common stock (the “Placement Agent Shares”) and (ii) a five year warrant to purchase 312,500 shares of common stock at an exercise price of $0.20 per share (the “Placement Agent Warrant”). The Placement Agent Warrant is exercisable immediately for cash. In addition, if at any time following the first anniversary of the date of issuance of the Placement Agent Warrant the shares of common stock issuable thereunder are not registered for resale pursuant to an effective registration statement, the Placement Agent Warrant may be exercised by way of a cashless exercise. The Placement Agent Warrant also (i) contains provisions that protect its holder against dilution by adjustment of the exercise price and the number of shares issuable thereunder in certain events such as stock dividends, stock splits and other similar events and (ii) has an Acceleration Right.

The Placement Agent Shares and the Placement Agent Warrant were issued to the Placement Agent, an accredited investor, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the United States Securities and Exchange Commission thereunder.

The foregoing summaries of the Securities Purchase Agreement, the Investor Warrant and the Placement Agent Warrant are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Item 7.01                      Regulation FD Disclosure.

On March 2, 2011, we issued a press release announcing the signing of the Securities Purchase Agreement disclosed in Item 3.02 above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the accompanying exhibit shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of March 2, 2011, by and between Alliqua, Inc. and the Investor

10.2	Investor Warrant Issued March 2, 2011

10.3	Placement Agent Warrant issued March 2, 2011

99.1	Press release dated March 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

March 3, 2011	By:	/s/ Richard Rosenblum
Richard Rosenblum
President